Exhibit 10.58(a)

AMENDMENT NO. 1 TO THE

CREDIT AGREEMENT

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT dated as of August 30, 2004 (this “Amendment”) among LEVI STRAUSS & CO., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (collectively, the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Administrative Agent have entered into a Credit Agreement dated as of September 29, 2003 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower has proposed to sell its Dockers® and Slates® business worldwide (including, without limitation, all or any portion of the Dockers® and Slates® receivables, inventory and intangible assets (including Dockers® and Slates® IP Rights)) (the “Transaction”) and has requested that the Required Lenders agree to amend certain covenants contained in Article 7 of the Credit Agreement to permit the Transaction and to amend certain other provisions of the Credit Agreement, including to clarify Section 2.06(b), in each case as provided herein.

(3) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

Section 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is amended by:

(i) Adding to the definition of “Class”, immediately at the end thereof, “and, in the case of Loans outstanding on and after the Amendment No. 1 Effective Date, whether such Loans are Tranche A-l Loans, Tranche A-2 Loans, Tranche B-l Loans or Tranche B-2 Loans.”

(ii) Deleting the definition of “Consolidated Fixed Charge Coverage Ratio”.

(iii) Replacing the definition of “Maturity Date” in its entirety with the following definition:

“Maturity Date” means (i) with respect to the Tranche A-l Loans and Tranche B-l Loans from and after the date (if any) on which the Dockers® Transaction is consummated, September 29, 2009, and (ii) with respect to the Tranche A-l Loans and Tranche B-l Loans so long as the Dockers® Transaction has not been consummated and with respect to the Tranche A-2 Loans and Tranche B-2 Loans, September 29, 2009, provided that, in the case of this clause (ii), (A) if the 2006 Notes Refinancing Condition has not been met in accordance with the provisions set forth in Section 2.06(b), the Maturity Date will be August 1, 2006 and (B) if the 2008 Notes Refinancing Condition has not been met in accordance with the provisions set forth in Section 2.06(b), the Maturity Date will be October 15, 2007.

(iv) Replacing the definition of “Tranche A Loans” in its entirety with the following definition:

“Tranche A Loans” means the Tranche A-l Loans and the Tranche A-2 Loans.

(v) Replacing the definition of “Tranche B Loans” in its entirety with the following definition:

“Tranche B Loans” means the Tranche B-l Loans and the Tranche B-2 Loans.

(vi) Adding the following definitions, which shall be inserted in correct alphabetical order:

“Amendment No. 1” means Amendment No. 1 dated as of August 30, 2004 to this Agreement.

“Amendment No. 1 Effective Date” means the effective date of Amendment No. 1.

“Applicable Prepayment Premium” means, with respect to any prepayment of Tranche A-l Loans or Tranche B-l Loans, a prepayment premium equal to:

(a) so long as the Dockers® Transaction has not been consummated, (i) if such prepayment is made during the period from and including the Amendment No. 1 Effective Date to and including March 31, 2006, zero (it being understood that any prepayment during such period shall be subject to payment of the applicable Make- Whole Premium), (ii) if such prepayment is made during the period from and including April 1, 2006 to and including September 30, 2006, an amount equal to 3% of the aggregate principal amount of such Loans prepaid, (iii) if such prepayment is made during the period from and including October 1, 2006 to and including September 30, 2007, an amount equal to 2% of the aggregate principal amount of such Loans prepaid, and (iv) if such prepayment is made on or after October 1, 2007, zero; and

(b) from and after the date (if any) on which the Dockers® Transaction is consummated, (i) if such prepayment is made during the period from and including the Amendment No. 1 Effective Date to and including March 31, 2007, zero (it being understood that any prepayment during such period shall be subject to payment of the applicable Make-Whole Premium), (ii) if such prepayment is made during the period from and including April 1, 2007 to and including June 30, 2007, an amount equal to 8% of the aggregate principal amount of such Loans prepaid, (iii) if such prepayment is made during the period from and including July 1, 2007 to and including September 30, 2007, an amount equal to 7% of the aggregate principal amount of such Loans prepaid, (iv) if such prepayment is made during the period from and including October 1, 2007 to and including March 31, 2008, an amount equal to 6% of the aggregate principal amount of such Loans prepaid, (v) if such prepayment is made during the period from and including April 1, 2008 to and including September 30, 2008, an amount equal to 2% of the aggregate principal amount of such Loans prepaid, and (vi) if such prepayment is made on or after October 1, 2008, zero.

“Citigroup” means Citigroup Global Markets Inc.

“Comparable Treasury Issue” means, with respect to any Tranche B Loans to be prepaid, the United States Treasury security selected by the Administrative Agent as having a maturity date comparable to the Make-Whole Termination Date then applicable to such Tranche B Loans and that would be utilized, at the time of selection and in accordance with customary financial practice, in evaluating yields on new issues of corporate debt with a maturity date comparable to such Make-Whole Termination Date.

“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum, without duplication, of (i) all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis that would (or would be required to) appear as liabilities on a consolidated balance sheet (“Balance Sheet Indebtedness”) of the Borrower and its Subsidiaries in accordance with GAAP as of such date and (ii) any Guarantees by the Borrower or any of its Subsidiaries of any Balance Sheet Indebtedness of another Person, in the case of each of clause (i) and (ii), that is secured by a Lien on any property, assets or revenues of the Borrower or any of its Subsidiaries to (b) Pro Forma Consolidated EBITDA for the four Fiscal Quarters most recently ended for which the Borrower is required to have delivered financial statements pursuant to Section 6.01 (a) or (b).

“Dockers® Proceeds” means cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or any of its Subsidiaries from the Dockers® Transaction, less (a) transaction costs, fees and expenses payable in connection with the Dockers® Transaction (including any fees paid in connection with any amendments to financing arrangements to give effect thereto); and (b) income taxes reasonably estimated to be paid in cash as a result of any gain recognized in connection with the Dockers® Transaction.

“Dockers® Transaction” means the Disposition by the Borrower or any of its Subsidiaries in one or more transactions of all or any part of the Dockers® and Slates® business worldwide (including, without limitation, the Disposition of all Dockers® and Slates® receivables, inventory and intangible assets (including Dockers® and Slates® IP Rights) and the entry into and performance of a transition services agreement or similar agreement).

“Make-Whole Period” means, on any date,

(a) in the case of the Tranche A-l Loans and the Tranche B-l Loans, (i) so long as the Dockers® Transaction has not been consummated, the period from and including the Amendment No. 1 Effective Date to and including (A) if the 2006 Notes Refinancing Condition has not been met in accordance with the provisions in Section 2.06(b) on or prior to March 31, 2006, March 31, 2006, and (B) if the 2006 Notes Refinancing Condition has been met in accordance with the provisions in Section 2.06(b) on or prior to March 31, 2006, March 31, 2007 and (ii) from and after the date (if any) on which the Dockers® Transaction is consummated, the period from and including the Amendment No. 1 Effective Date to and including March 31, 2007; and

(b) in the case of the Tranche A-2 Loans and the Tranche B-2 Loans, (i) if at any time on or prior to March 31, 2006 the 2006 Notes Refinancing Condition applicable to the Tranche A-2 Loans and the Tranche B-2 Loans has not been met in accordance with Section 2.06(b), the period from and including the Amendment No. 1 Effective Date to and including March 31, 2006, (ii) if at any time after March 31, 2006 the 2006 Notes Refinancing Condition applicable to the Tranche A-2 Loans and the Tranche B-2 Loans has not been met in accordance with Section 2.06(b), the period from and including May 1, 2006 to but excluding the Maturity Date with respect to the Tranche A-2 Loans and Tranche B-2 Loans and (iii) if at any time the 2006 Notes Refinancing Condition applicable to the Tranche A-2 Loans and the Tranche B-2 Loans has been met in accordance with Section 2.06(b), the period from and including the date the 2006 Notes Refinancing Condition applicable to the Tranche A-2 Loans and the Tranche B-2 Loans is met in accordance with Section 2.06(b) to and including March 31, 2007.

For purposes of this definition, the 2006 Notes Refinancing Condition will be deemed to have been met only upon receipt by the Administrative Agent of written notice from the Borrower of its effectiveness.

“Make-Whole Termination Date” means, with respect to any Loans on any date, the last day of the Make-Whole Period applicable to such Loans on such date.

“Make-Whole Premium” means, with respect to any Loan on any date of prepayment,

(x) in the case of a Tranche A Loan, the present value, as determined by the Borrower and certified by a Responsible Officer of the Borrower to the Administrative Agent, of (A) all required interest payments due on such Tranche A Loan from the date of prepayment through and including the Make-Whole Termination Date applicable to such Tranche A Loan on the date of prepayment (excluding accrued interest) (assuming that the interest rate applicable to all such interest payments is the sum of the Eurodollar Rate applicable to Tranche A Loans having an Interest Period of three months commencing on the third Business Day prior to the date of such prepayment (the “Three-Month Eurodollar Rate”) plus 6.875%) plus (B) the Applicable Prepayment Premium (if any) that would be due if such prepayment were made on the day after such Make-Whole Termination Date, in each case discounted to the date of prepayment on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of the Three-Month Eurodollar Rate plus 0.50%, and

(y) in the case of a Tranche B Loan, the present value, as determined by the Borrower and certified by a Responsible Officer of the Borrower to the Administrative Agent, of (A) all required interest payments due on such Tranche B Loan from the date of prepayment through and including the Make-Whole Termination Date applicable to such Tranche B Loan on the date of prepayment (excluding accrued interest), plus (B) the Applicable Prepayment Premium (if any) that would be due if such prepayment were made on the day after such Make-Whole Termination Date, in each case discounted to the date of prepayment on a quarterly basis (assuming a 30-day month and actual days elapsed) at a rate equal to the sum of the Treasury Rate on the date of prepayment plus 0.50%.

“Net Dockers® Proceeds” means Dockers® Proceeds less an amount of cash as determined by the Borrower in its discretion not in excess of $100,000,000.

“Net Indebtedness” as of any date means the aggregate principal amount of Third Party Indebtedness on such date less the amount of cash and Cash Equivalents of the Borrower and its Subsidiaries on such date.

“Pro Forma Consolidated EBITDA” means, for any period (a “measurement period”), for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period, plus (b) without duplication, the sum of the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) all nonoperating expense (excluding nonoperating expense, if any, constituting Restructuring Charges (as defined below) of the Borrower and its Subsidiaries for such period minus all nonoperating income (excluding nonoperating income, if any, constituting reversals of Restructuring Charges) of the Borrower and its Subsidiaries for such period, (v) all restructuring and restructuring related charges incurred by the Borrower and its Subsidiaries during such period (“Restructuring Charges”) minus the aggregate amount of cash payments made during such period by the Borrower and its Subsidiaries in respect of Restructuring Charges (other than (x) cash payments made prior to May 31, 2004 in respect of Restructuring Charges and (y) an aggregate of up to $100,000,000 of Restructuring Charges incurred on or after May 31, 2004 to the extent paid in cash and which the Borrower has notified the Administrative Agent that it will exclude for purposes of Section 7.18 in any Fiscal Quarter) and (vi) any loss and all expenses relating to the Dockers® Transaction for such period, minus (c) without duplication, any gain relating to the Dockers® Transaction for such period to the extent included in calculating such Consolidated Net Income; provided that (i) from and after the consummation of the Dockers® Transaction, Pro Forma Consolidated EBITDA for any Fiscal Quarter included in such measurement period and ending prior to or immediately after such consummation shall be deemed to be 75% of Pro Forma Consolidated EBITDA for purposes of any calculation of Pro Forma Consolidated EBITDA and (ii) for purposes of Section 7.19(d), if the Borrower shall have consummated a Merger or an Asset Sale (in each case as defined in Section 7.19) during any measurement period, Pro Forma Consolidated EBITDA shall be determined on a pro forma basis as if such Merger or Asset Sale had occurred on the first day of such measurement period.

“Pro Forma Fixed Charges Coverage Ratio” means the “Consolidated Fixed Charges Coverage Ratio” as defined in that certain U.S. Dollar Indenture dated as of January 18, 2001 between the Borrower and Wilmington Trust Company (as successor to Citibank, N.A.) as trustee.

“Third Party Indebtedness” means Indebtedness of the Borrower or any of its Subsidiaries owed to any Person other than the Borrower or any of its Subsidiaries.

“Tranche A-1 Loans” means the Loans made by the Lenders to the Borrower pursuant to Section 2.01(a) and with respect to which the Lender holding such Loans on the Amendment No. 1 Effective Date shall have executed Amendment No. 1.

“Tranche A-2 Loans” means the Loans made by the Lenders to the Borrower pursuant to Section 2.01(a) and with respect to which the Lender holding such Loans on the Amendment No. 1 Effective Date shall not have executed Amendment No. 1.

“Tranche B-1 Loans” means the Loans made by the Lenders to the Borrower pursuant to Section 2.01(b) and with respect to which the Lender holding such Loans on the Amendment No. 1 Effective Date shall have executed Amendment No. 1.

“Tranche B-2 Loans” means the Loans made by the Lenders to the Borrower pursuant to Section 2.01(b) and with respect to which the Lender holding such Loans on the Amendment No. 1 Effective Date shall not have executed Amendment No. 1.

“Treasury Rate” means, with respect to any date of prepayment, a rate per annum equal to the quarterly equivalent yield to maturity (assuming a 360-day year and actual days elapsed) of the Comparable Treasury Issue.

(b) Section 2.03 is amended by:

(i) deleting “without premium or penalty” in the first sentence of clause (a) thereof;

(ii) inserting “(x) in the case of any prepayment of a Loan made during a Make-Whole Period, five Business Days prior to any date of prepayment and (y) in the case of any prepayment of a Loan that is not made during a Make-Whole Period,” after “9:00 a.m.” in the proviso at the end of clause (a) thereof;

(iii) replacing, in the second sentence of clause (a), the words “of the other Class” with “of the other Classes”;

(iv) adding, immediately at the end of the last sentence of clause (a), “and (x) in the case of any prepayment of a Loan made during a Make-Whole Period, the Make-Whole Premium applicable to such Loan as of the date of such prepayment and (y) in the case of any prepayment of a Tranche A-1 Loan or a Tranche B-1 Loan (other than any prepayment covered by the preceding clause (x)), the Applicable Prepayment Premium applicable to such Loan as of the date of such prepayment”;

(v) replacing the first sentence of clause (b) thereof in its entirety with the following sentence:

“Any voluntary prepayments of the Loans of any Class pursuant to this Section 2.03 shall be applied to prepay ratably the Loans of such Class (on the basis of the aggregate principal amount of Loans of such Class then outstanding).”

(vi) replacing clause (c) thereof in its entirety with “[Intentionally Omitted]”.

(c) Section 2.04 is amended by:

(i) adding the words “(other than the IP Collateral included in the Dispositions made in connection with the Dockers® Transaction in accordance with Section 7.05(p))” after the words “IP Collateral” in clause (a) thereof; and

(ii) replacing each reference to “Prepayment Blockage Period” in clause (a) thereof and clause (d) thereof with “Make-Whole Period”.

(d) To clarify the circumstances in which each of the 2006 Notes Refinancing Condition and the 2008 Notes Refinancing Condition may be satisfied, (i) the first sentence of Section 2.06(b) is amended by adding “, repaid” after the word “refinanced” therein and (ii) the last sentence of Section 2.06(b) is amended by adding “or irrevocably set aside to repay” after the word “repay” therein.

(e) Section 2.09 is amended by (i) adding “(a)” at the beginning thereof and (ii) adding at the end thereof a new clause (b) as follows:

“(b) (i) If prior to June 30, 2005 the Company publicly announces that it is no longer pursuing a sale of all or any substantial part of the Dockers® business, the Borrower shall, within three Business Days of such announcement, pay each Lender a fee in an amount equal to 0.50% of the aggregate amount of the Loans of such Lender on the announcement date. (ii) If the Dockers® Transaction has not been consummated on or prior to June 30, 2005, the Borrower shall, on such date, pay each Lender a fee in an amount equal to (x) if the Company has paid a fee pursuant to clause (b)(i) above, 0.50% or (y) otherwise, 1.00%, in each case of the aggregate amount of the Loans of such Lender on such date.”

(f) Article 6 is amended by adding at the end thereof a new Section 6.15 as follows:

“Section 6.15. Dockers® Proceeds, (a) The Borrower shall apply an amount equal to the Net Dockers® Proceeds to prepay, purchase, repay, redeem, repurchase or otherwise satisfy Third Party Indebtedness, including without limitation as contemplated by Section 6.15(b).”

“(b) In the event that the Borrower irrevocably sets aside funds to repay the 2006 Notes or the 2008 Notes, as applicable, as provided in Section 2.06(b), the Borrower shall thereafter apply such amount or amounts to such purchase, repurchase, redemption, repayment, prepayment or other satisfaction on or prior to the respective maturity date of some or all of the 2006 Notes and the 2008 Notes.”

“(c) Until such time as any Net Dockers® Proceeds are applied to prepay, purchase, repay, redeem, repurchase or otherwise satisfy Third Party Indebtedness pursuant to Section 6.15(a), the Net Dockers® Proceeds shall be either (i) held in cash collateral accounts that are subject to valid, perfected Liens of the Administrative Agent on behalf of the Lenders, subject to no other Liens other than a Lien securing the ABL Credit Agreement, or (ii) irrevocably set aside to repay the 2006 Notes or the 2008 Notes, as applicable, as provided in and in accordance with Section 2.06(b).”

(g) Section 7.01 of the Credit Agreement is amended by (i) deleting the word “and” at the end of clause (t) thereof; (ii) deleting the period at the end of clause (u) thereof and substituting “; and” therefor and (iii) adding the following as new Section 7.01(v):

“(v) Liens on property of the Borrower or any Subsidiary at the time the Borrower acquired the property (or such Subsidiary) by means of a merger, consolidation, amalgamation or other transaction permitted by Section 7.19; provided, however, that such Lien may not extend to any other property of the Borrower or such Subsidiary; provided, further, however, that such Liens shall not have been incurred in anticipation of or in connection with any such merger, consolidation, amalgamation or other transaction.”

(h) Section 7.02 of the Credit Agreement is amended as follows:

(i) by adding at the end of subsection (f) thereof the following:

“and extensions of credit to the purchaser or purchasers of the Dockers® business in connection with the Dockers® Transaction (i) that remain outstanding for a period not to exceed 60 days from the closing date of the Dockers® Transaction or (ii) relating to the performance of any transition services agreement or similar agreement entered into with such purchaser or purchasers.”

(ii) by adding at the end of subsection (m) thereof before the semicolon the following:

“or Section 7.05(p)”

(iii) by (A) deleting the word “and” at the end of clause (r) thereof; (B) deleting the period at the end of clause (s) thereof and substituting “; and” therefor and (C) adding the following as new Section 7.02(t):

“(t) Investments held by the Borrower or any Subsidiary acquired as a result of a merger, consolidation, amalgamation or other transaction permitted by Section 7.19; provided, however, that such Investments shall not have been acquired in anticipation of or in connection with such merger, consolidation, amalgamation or other transaction.”

(i) Section 7.03(c) of the Credit Agreement is amended by:

(i) adding the following at the end of subsection (ii) thereof:

“provided that from and after the 60th day after the consummation (if any) of the Dockers® Transaction, the aggregate principal amount of Indebtedness under the ABL Credit Agreement and all other Indebtedness secured by substantially the same types of assets securing the ABL Credit Agreement (excluding obligations arising under or in connection with Cash Management Services and Ordinary Course Swap Contracts permitted to be secured by such assets under Section 7.01 (b)) shall not exceed the greater of (1) $450,000,000 and (2) 20% of the consolidated net sales in the United States of the Borrower and its Domestic Subsidiaries for the prior twelve-month period (determined in the case of each such period during the first twelve months after consummation of the Dockers® Transaction on a pro forma basis after giving effect to the Dockers® Transaction as if the Dockers® Transaction had been consummated on the first day of such period);”

(ii) deleting the word “and” in subsection (xiv) thereof;

(iii) deleting the period at the end of subsection (xv) thereof; and

(iv) adding the following as new Sections 7.03(c)(xvi) and 7.03(c)(xvii):

“(xvi) Indebtedness of the Person or any Subsidiary thereof outstanding at the time of the merger, consolidation, amalgamation or other transaction permitted by Section 7.19 (and any refinancing thereof); provided, however, that such Indebtedness shall not have been incurred in anticipation of or in connection with such merger, consolidation, amalgamation or other transaction; and”

“(xvii) Indebtedness of the Borrower or any its Subsidiaries owed to the Borrower or any of its Subsidiaries (“Intercompany Indebtedness”) arising from the repurchase, refinancing, assumption or other extinguishment of other Intercompany Indebtedness in connection with the Dockers® Transaction.”

(j) Section 7.04 of the Credit Agreement is amended as follows:

(i) by (A) deleting the words “or (i)” at the end of subsection (e) thereof; and (B) replacing those words with the following:

“, (i) or (p); and”

(ii) by (A) deleting the word “and” at the end of clause (c) thereof; and (B) adding the following as new Section 7.04(f):

“(f) the Borrower may merge, consolidate, amalgamate or Dispose of all or substantially all of its Assets in a transaction permitted pursuant to Section 7.19.”

(k) Section 7.05 of the Credit Agreement is amended by (i) deleting the word “and” at the end of clause (n) thereof; (ii) deleting the period at the end of clause (o) thereof and (iii) adding the following as new Sections 7.05(p) and (q):

“(p) Dispositions in connection with the Dockers® Transaction, provided that (i) the Dockers® Transaction shall be consummated (if at all) on or prior to June 30, 2005, (ii) the Dockers® Proceeds shall not be less than 30% of Net Indebtedness on the date of consummation of the Dockers® Transaction, (iii) the Dockers® Transaction shall be permitted under the ABL Credit Agreement, (iv) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower (A) setting forth calculations of the amounts of Dockers® Proceeds and Net Indebtedness and (B) certifying that the Dockers® Transaction is permitted under the ABL Credit Agreement, and (v) immediately after giving pro forma effect to the Dockers® Transaction, no Default shall have occurred and be continuing; and”

“(q) Dispositions in connection with a merger, consolidation, amalgamation or other transaction permitted pursuant to Section 7.19.”

(1) The first sentence in the last paragraph in Section 7.05 of the Credit Agreement is amended by (i) deleting the words “and (k)” at the end thereof and (ii) replacing those words with the following “, (k), (p) or (q).”

(m) Section 7.11 of the Credit Agreement is amended by adding at the end thereof:

“, and, in each case, leases on property of the Borrower or any Subsidiary at the time the Borrower acquired the property (or such Subsidiary) by reason of a merger, consolidation, amalgamation or other transaction permitted pursuant to Section 7.19 (and any renewal thereof)”

(n) Section 7.13 of the Credit Agreement is amended by adding at the end of the first sentence thereof:

“other than as a result of a merger, consolidation, amalgamation or other transaction permitted pursuant to Section 7.19”

(o) Section 7.14 of the Credit Agreement is amended by deleting subsection (c) thereof in its entirety and replacing it with the following:

“(c) the prepayment, redemption, purchase, repurchase or other satisfaction of (i) the 2006 Notes and the 2008 Notes prior to the scheduled maturity thereof in accordance with Section 2.06 and (ii) any Third Party Indebtedness (including without limitation the 2006 Notes and the 2008 Notes) prior to the scheduled maturity thereof with all or any part of the Net Dockers® Proceeds or the Net Cash Proceeds of Dispositions of other assets other than in the ordinary course of business,”

(p) Section 7.15 of the Credit Agreement is amended by (i) deleting the word “and” at the end of clause (f) thereof; (ii) deleting the period at the end of clause (g) thereof and substituting “; and” therefor and (iii) adding the following as new Section 7.15(h):

“(h) negative pledges with respect to any property of the Borrower or any Subsidiary at the time the Borrower acquired the property (or such Subsidiary) by means of a merger, consolidation, amalgamation or other transaction permitted by Section 7.19; provided, however, that any such negative pledge may not extend to any other property of the Borrower or such Subsidiary; provided, further, however, that such negative pledge shall not have been incurred in anticipation of or in connection with any such merger, consolidation, amalgamation or other transaction.”

(q) Section 7.18 of the Credit Agreement is deleted and replaced with the following:

“Section 7.18. Financial Covenant. The Borrower shall not, directly or indirectly, permit the Consolidated Senior Secured Leverage Ratio as of the end of any Fiscal Quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such period:

Fiscal Quarter	Ratio
Each Fiscal Quarter ending in or prior to August 2005	3.50 to 1.00
Each Fiscal Quarter ending after August 2005 and in or prior to February 2007	3.00 to 1.00
Each Fiscal Quarter ending after February 2007	2.75 to 1.00	”

(r) Article 7 is amended by adding at the end thereof a new Section 7.19 as follows:

7.19 Merger or Transfer of Assets. The Borrower shall not merge, consolidate or amalgamate (any such transaction, a “Merger”) with or into any other Person (other than a merger, consolidation or amalgamation permitted by Section 7.04(a) through (e)) or Dispose of all or substantially all its assets in any one transaction or series of transactions (an “Asset Sale”) unless:

(a) the Borrower shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Borrower) formed by the Merger or to which that Asset Sale is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than the Borrower) expressly assumes, by supplemental agreement in form satisfactory to the Administrative Agent, executed and delivered to the Administrative Agent by that Surviving Person, the due and punctual payment of the principal of and premium (if any) and interest on the Loans, and all other Obligations hereunder, and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed by the Borrower;

(c) in the case of an Asset Sale, the Assets subject to such Asset Sale shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately before and after giving effect to the Merger or Asset Sale on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Indebtedness that becomes, or is anticipated to become, an obligation of the Surviving Person or any Subsidiary as a result of such Merger or Asset Sale as having been incurred by the Surviving Person or such Subsidiary at the time of that transaction), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to the Merger or Asset Sale on a pro forma basis, the Pro Forma Fixed Charges Coverage Ratio would be greater than (x) if any of the 2008 Notes will be outstanding after giving effect to the Merger or Asset Sale,

2.5 to 1.0 and (y) otherwise, 2.0 to 1.0, provided, however, that this clause (e) shall not be applicable to the Borrower merging, consolidating or amalgamating with or into an Affiliate incorporated solely for the purpose of reincorporating the Borrower in another State of the United States so long as the amount of Indebtedness of the Borrower and its Subsidiaries is not increased thereby;

(f) the security interest of the Administrative Agent (for the benefit of the Lenders) in the Collateral under the Collateral Documents shall not be adversely affected by the Merger or Asset Sale and the priority of the respective Liens created thereunder will be maintained after giving effect to such Merger or Asset Sale and the Borrower, each other Loan Party party to the respective Collateral Documents and the Administrative Agent shall have entered into amendments to the Collateral Documents giving effect thereto;

(g) the Borrower shall deliver, or cause to be delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, an officers’ certificate signed by a Responsible Officer of the Borrower and an opinion of counsel reasonably acceptable to the Administrative Agent, each stating that the Merger or Asset Sale and the supplemental agreement, if any, in respect thereto comply with this Section 7.19 and that all conditions precedent herein provided for relating to such Merger or Asset Sale have been satisfied; and

(h) the Borrower shall have delivered to the Administrative Agent a written opinion of legal counsel acceptable to the Administrative Agent to the effect that the Lenders will not recognize income, gain or loss for federal income tax purposes as a result of the Merger or Asset Sale and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Merger or Asset Sale had not occurred.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Borrower under this Agreement, but the predecessor Borrower in the case of (x) a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all the assets of the Borrower as an entirety or virtually as an entirety) or (y) a lease, shall not be released from any obligation to pay the principal of, premium (if any) and interest on the Loans.

(s) Section 9.11 of the Credit Agreement is amended by adding at the end thereof:

“The Administrative Agent is authorized and empowered (i) to execute and deliver any documents or to take any other action that in its reasonable discretion is necessary or desirable to effect or evidence the release of any Liens pursuant to the Loan Documents on any assets that are Disposed of pursuant to Section 7.05(p) and (ii) to enter into all amendments necessary to the Collateral Documents as contemplated by Section 7.19(f).”

(t) Section 9.12 of the Credit Agreement is amended by adding “or any arranger of any amendment” after “or ‘sole lead manager,’” in the first sentence thereof.

(u) Section 10.05 of the Credit Agreement is amended by adding “, Citigroup” after “each Lender” in the third line thereof.

(v) Exhibit C to the Credit Agreement is amended to read in full as set forth in Exhibit A hereto.

(w) Exhibit D to the Credit Agreement is amended to read in full as set forth in Exhibit B hereto.

Section 2. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof when, and only when (a) the Administrative Agent shall have received (i) counterparts of this Amendment executed by the Borrower, the Administrative Agent and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment, (ii) favorable opinions of Shearman & Sterling LLP, special counsel to the Loan Parties, and Albert F. Moreno, Esq., Senior Vice President and General Counsel of the Borrower, each in form and substance reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent and each Lender and (iii) a certificate signed by a Responsible Officer of the Borrower certifying that (A) the representations and warranties of the Borrower contained in this Amendment are true and correct on and as of the effective date of this Amendment and (B) after giving effect to this Amendment, no Default shall have occurred and be continuing as of such date, and (b) the Borrower shall have paid to the Administrative Agent for the account of each Lender that executed and delivered this Amendment on or before August 27, 2004 to the Administrative Agent a non-refundable fee equal to 0.50% of the outstanding principal amount of the Loans of such Lender as of such date, and the Administrative Agent shall distribute to such Lender its respective fee no later than two Business Days immediately succeeding the date of receipt thereof by the Administrative Agent.

This Amendment is subject to the provisions of Section 10.01 of the Credit Agreement.

Section 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

(b) The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Borrower’s Organization Documents, (ii) violate any Law, or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower is subject, (iii) conflict with or result in the breach of, or constitute a default under, any Contractual Obligation of the Borrower or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by the Borrower of this Amendment.

(d) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(e) The net sales of the Borrower and its Subsidiaries for the Fiscal Year ended in November 2003 and for the two Fiscal Quarters ended in May 2004, in each case attributable to the Dockers® business worldwide (including Slates®), constituted 24% and 21%, respectively, of the net sales of the Borrower and its Subsidiaries on a consolidated basis for such periods.

Section 4. Reference to and Effect on the Credit Agreement. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the

Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

Section 5. Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent and Citigroup in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including the reasonable fees and expenses of counsel for the Administrative Agent and Citigroup) in accordance with the terms of Section 10.04 of the Credit Agreement.

Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEVI STRAUSS & CO.

By:	/s/ James P. Fogarty
Name:	James P. Fogarty
Title:	Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kathleen M. Carry
Name:	Kathleen M. Carry
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT

[ENTER LENDER NAME]

By:
Name:
Title:

Exhibit A to Amendment No. 1

(Exhibit C to Credit Agreement)

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of September 29, 2003 by and among Levi Strauss & Co., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent for the Lenders (said Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined).

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [             ] of the Borrower, and delivers this Certificate solely in his/her capacity as such, and that:

•	Attached hereto as Schedule 1 are the [year-end audited] [unaudited] financial statements required by Section 6.01[(a)][(b)] of the Credit Agreement for the Fiscal [Year] [Quarter] of the Borrower ended as of the above date, [together with the report and opinion of an independent certified public accountant required by such section.] [Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes][1].

•	I have made, or caused to be made under my supervision, an appropriate review of the transactions and condition of the Borrower and its Subsidiaries during the fiscal period covered by the attached financial statements, which was sufficient to enable me to give this Certificate. This review did not disclose, and I do not know of, the existence of any Default or Event of

[1]	This representation is to be given when unaudited financial statements are delivered under Section 6.01(b) of the Credit Agreement.

Default as of the date of this Certificate [except as set forth below]2. [The following is a list of each Default or Event of Default and its nature and status:]2

•	Schedule 2 attached hereto sets forth the compliance with the financial limitations and covenants in Sections 7.01, 7.02, 7.03, 7.05 and 7.18 of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             ,         .

LEVI STRAUSS & CO.

By:
Name:
Title:

[2]	Delete if inapplicable and, if applicable, describe with particularity the provisions of the Credit Agreement or other Loan Documents breached and what action the Borrower has taken and proposes to take with respect thereto.

2

Schedule 2 to the Compliance Certificate

All numbers shown below are as of or for the period ending [            ], 200[    ].

A.	Liens (Section 7.01)

1.	Liens on property of Foreign Subsidiaries or foreign branches:	$

2.	Maximum aggregate principal amount of Indebtedness permitted to be secured by Section 7.01(t):		$15,000,000

3.	Other Liens:	$

4.	Maximum aggregate principal amount of Indebtedness permitted to be secured by Section 7.01(u):		$75,000,000

B.	Investments (Section 7.02)

1.	Other Investments:	$

2.	Maximum aggregate amount of such Investments permitted by Section 7.02(p):		$35,000,000

C.	Investments/Indebtedness/Dispositions (Sections 7.02, 7.03 and 7.05)

1.	Investments by the Borrower in its Subsidiaries and Investments by its Subsidiaries in the Borrower or in other Subsidiaries made after the Closing Date (Section 7.02(1)):	$

2.	Indebtedness of the Borrower to any of its Subsidiaries (other than LSFCC) and Indebtedness of any of its Subsidiaries (other than LSFCC) to the Borrower or any of its other Subsidiaries made after the Closing Date (Section 7.03(c)(xi)):	$

3.	Dispositions by the Borrower to any of its Subsidiaries of property other than accounts receivable and inventory and Dispositions by any of its Subsidiaries to the Borrower or any of its other Subsidiaries of property other than accounts receivable and inventory made after the Closing Date (Section 7.05(i)):	$

4.	Aggregate of such Investments, Indebtedness and Dispositions (C.1 + C.2 + C.3):	$

	a. Net cash transfer of C.4 from Loan Parties to non-Guarantors:	$

3

5.	Maximum aggregate amount of such Investments, Indebtedness and Dispositions permitted by Sections 7.02(1), 7.03(c)(xi) and 7.05(i):	$	[3]

	a. Maximum net cash transfer in any Fiscal Year:		$25,000,000

6.	Investments in Subsidiaries of the Borrower that are not Solvent immediately prior to the making of such Investments:	$

7.	Maximum aggregate amount of such Investments permitted by Section 7.02(1) in any Fiscal Year:		$10,000,000

D.	Indebtedness (Section 7.03)

1.	Aggregate principal amount of Indebtedness secured by Liens permitted by Section 7.01(i):	$

2.	Maximum aggregate principal amount of such Indebtedness permitted by Section 7.03(c)(iii):		$100,000,000

3.	Aggregate Swap Termination Value of all Ordinary Course Swap Contracts of the Borrower, LSIFCS, and each Material Domestic Subsidiary with third parties under which a payment is due on termination thereof:	$

4.	Maximum aggregate Swap Termination Value of such Ordinary Course Swap Contracts permitted by Section 7.03(c)(iv):		$75,000,000

5.	Aggregate amount of Indebtedness in respect of the Borrower’s Cash Management Services:	$

6.	Aggregate amount of such Indebtedness permitted by Section 7.03(c)(x)(B):		$160,000,000

[3]	$50,000,000 during Fiscal Year 2003, and $100,000,000 in the aggregate during Fiscal Years 2003 and 2004 taken as a single period, or $150,000,000 in the aggregate during Fiscal Years 2003, 2004 and 2005 taken as a single period, or $200,000,000 in the aggregate during Fiscal Years 2003, 2004, 2005 and 2006 taken as a single period, or $225,000,000 in the aggregate during Fiscal Years 2003, 2004, 2005, 2006 and 2007 taken as a single period, or $250,000,000 in the aggregate during Fiscal Years 2003, 2004, 2005, 2006, 2007 and 2008 taken as a single period, or $275,000,000 in the aggregate during Fiscal Years 2003, 2004, 2005, 2006, 2007, 2008 and 2009 taken as a single period.

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7.	Other Indebtedness of the Borrower and its Subsidiaries:	$

8.	Aggregate principal amount of such Indebtedness permitted by Section 7.03(c)(xv):		$150,000,000

E.	Dispositions (Section 7.05)

1.	Face amount of accounts receivable disposed of to collection agencies:	$

2.	Maximum aggregate face amount of such accounts receivable permitted to be disposed of by Section 7.05(c):		$5,000,000

3.	Non-cash consideration received for all other dispositions of property other than accounts receivable or inventory:	$

4.	Maximum aggregate non-cash consideration permitted by Section 7.05(j):		$30,000,000

5.	Fair market value of all other property disposed of other than accounts receivable or inventory:	$

6.	Maximum aggregate fair market value of property disposed of permitted by Section 7.05(j) in any Fiscal Year:		$50,000,000

F.	Foreign Receivables Transactions

1.	Aggregate amount of Foreign Receivables transactions:	$

2.	Maximum aggregate amount of Permitted Foreign Receivables Transactions (pursuant to the definition thereof):		$35,000,000

G.	Consolidated Senior Secured Leverage Ratio (Section 7.18)

1.	The sum, without duplication, of (i) Balance Sheet Indebtedness of the Borrower and its Subsidiaries and (ii) Guarantees by the Borrower or any of its Subsidiaries of any Balance Sheet Indebtedness of another Person, in each case as of any date of determination and that is secured by a Lien on any property, assets or revenues of the Borrower or any of its Subsidiaries:	$

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2.	Calculation of Pro Forma Consolidated EBITDA for the four Fiscal Quarters most recently ended for which the Borrower is required to have delivered financial statements by Section 6.01(a) or (b) (the “Measurement Period”):

	(a) Consolidated Net Income for the Measurement Period:	$

(b) The sum of the following, to the extent deducted in determining such Consolidated Net Income:

	(i) Consolidated Interest Charges for the Measurement Period:	$

	(ii) The provision for federal, state, local and foreign income taxes for the Measurement Period:	$

	(iii) The amount of depreciation and amortization expense:	$

	(iv) All nonoperating expense of the Borrower and its Subsidiaries (excluding nonoperating expense, if any, constituting Restructuring Charges) minus all nonoperating income (excluding nonoperating income, if any, constituting reversals of Restructuring Charges) of the Borrower and its Subsidiaries for the Measurement Period:	$

	(v) All Restructuring Charges incurred by the Borrower and its Subsidiaries during the Measurement Period, minus the aggregate amount of cash payments made during such period by the Borrower and its Subsidiaries in respect of Restructuring charges (other than (x) cash payments made prior to May 31, 2004 in respect of Restructuring Charges and (y) an aggregate of up to $100,000,000 of Restructuring Charges incurred on or after May 31, 2004 to the extent paid in cash and which the Company has notified the Administrative Agent that it will exclude for purposes of Section 7.18 of the Credit Agreement in any Fiscal Quarter):	$

	(vi) Any loss and all expenses relating to the Dockers® Transaction for the Measurement Period:	$

	Sum of items 2(b)(i) through (vi):	$

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	(c) Any gain relating to the Dockers® Transaction for the Measurement Period, to the extent included in calculating such Consolidated Net Income:[4]	$

	Pro Forma Consolidated EBITDA [2(a) + 2(b) - 2(c)]	$

3.	Consolidated Senior Secured Leverage Ratio [1 ÷ 2]:		to 1.00

4.	Maximum permitted Consolidated Senior Secured Leverage Ratio:		[3.50] [3.00] [2.75] to 1.00

[4]	(i) From and after the consummation of the Dockers® Transaction, Pro Forma Consolidated EBITDA for any Fiscal Quarter included in the Measurement Period and ending prior to or immediately after such consummation shall be deemed to be 75% of Pro Forma Consolidated EBITDA for purposes of any calculation of Pro Forma Consolidated EBITDA and (ii) for purposes of Section 7.19(d), if the Company shall have consummated a Merger or an Asset Sale (in each case as defined in Section 7.19) during the Measurement Period, Pro Forma Consolidated EBITDA shall be determined on a pro forma basis as if such Merger or Asset Sale had occurred on the first day of the Measurement Period.

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Exhibit B to Amendment No. 1

(Exhibit D to Credit Agreement)

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: [and is an Affiliate/ Approved Fund of [identify Lender]5]

3.	Borrower: Levi Strauss & Co., a Delaware corporation

4.	Administrative Agent: Bank of America, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement: That certain Credit Agreement dated as of September 29, 2003 by and among Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent for the Lenders, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans[6]
Tranche A-l Loan	$	$	%
Tranche A-2 Loan	$	$	%
Tranche B-l Loan	$	$	%
Tranche B-2 Loan	$	$	%

[7.	Trade Date: ][7]

Effective Date:                                  , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

[5]	Select as applicable.
[6]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
[7]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]8 Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:
[Consented to:][9]
LEVI STRAUSS & CO.

By:
Title:

[8]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[9]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such approvals as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in

4

taking or not taking action under the Loan Documents, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (iii) from and after the Effective Date, it shall be bound by the provisions of the Intercreditor Agreement.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. Terms defined in the Assignment and Assumption to which this Annex 1 is attached and not otherwise defined herein are used herein as therein defined. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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